Exhibit 10.14

www.Lyris.com	6401 Hollis Street • Suite 125 • Emeryville, CA 94608 domestic: 800.768.2929 international: 510.844.1600 fax: 510.844.1498

January 14, 2011

Philip Sakakihara

From: Wolfgang Maasberg

Dear Philip,

Thank you for meeting with us! Everyone here has enjoyed speaking with you, and we’d like you to join Lyris Inc. I am pleased to confirm the offer made to you for the position of Chief Technology Officer. Your start date will be 1/24/11 working out of the Emeryville office, reporting to Wolfgang Maasberg, President and CEO.

The terms of this offer include:

•                       An annual base salary of $260,000 paid to you semi-monthly.

•                       An annual bonus of up to 20% paid quarterly- based on company performance, individual objectives and subject to board approval.

•                       6 months severance pay if terminated without cause after 45 days of employment.

•                       For the avoidance of doubt, for the purpose of your entitlement to severance and for termination without cause. “Without Cause” shall be defined as a termination by the Company of your employment for any reason other than a termination based upon “Cause”, death or “Disability”:

For this purpose, “Cause” shall be defined as (i) your failure to perform your obligations and duties hereunder to the satisfaction of the Company, which failure is not remedied within 15 days after receipt of written notice from the Company; (ii) your commission of an act of fraud upon, or willful misconduct toward, the Company or any of its affiliates; (iii) your material breach of Section 3, Section 4, Section 6 or Section 8 of the PIIA, which in any case is not remedied within 15 days after receipt of written notice from the Board or the Company; (iv) your conviction of any felony (or a plea of nolo contendere thereto) or any crime involving moral turpitude; or (v) your failure to carry out, or comply with, in any material respect any directive of the Board consistent with the terms of the PIIA, which is not remedied within 15 days after receipt of written notice from the Board or the Company. Any written notice from the Board or the Company pursuant to termination for Cause shall specifically identify the failure that it deems to constitute Cause.

For this purpose, “Disability” shall be defined as your inability to perform your employment duties and obligations for a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and acceptable to you or your legal representative (such agreement as to acceptability not to be withheld unreasonably);

•      Your position is exempt, which means you are not eligible for overtime pay

•      Flexible Spending Accounts for Healthcare & Dependent care

•      Life Insurance and LTD

•      15 days paid vacation per year

•      10 days paid sick leave per year

•      Partially-subsidized medical, dental and vision plans

•      401(k) plan after one month of employment

•                       A stock option grant of 1,250,000 shares (Pending board approval, and subject to the terms of the operative Stock Option Plan and executed Stock Option Agreement. Price will be set based on the authorization of the comp committee with a minimum price of $.33)

•                       If Lyris is acquired or undergoes a change of control and the executive is terminated “Without Cause” within two years (24 months) following a change in control, the executive shall be entitled to:

•    base salary through the date of termination of her employment;

•    one year of base salary, at the rate in effect on the date of termination of his/her employment

•    Full vesting of 100% of the then unvested options based on fair market value at purchase; and

•    Cobra benefits coverage for the executive and his/her family for up to 12 months

•                       This offer is contingent upon a successful background check and references being checked

Your responsibilities in this role will include, but not be limited to, the following:

•                       Lead the architectural platform design and release products

•                       Design, build, and test applications

•                       Be a visionary and an evangelist

•                       Drive agile methodologies

•                       Lead and contribute to the formulation, execution and communication of company technology strategy and platform direction

•                       Regularly review, analyze and report on activities, costs, operations, and forecast data to determine department progress toward stated financial goals and objectives

•                       Determine roles, responsibilities, organizational model and staffing needs for Engineering and Operations teams to best support company goals and objectives

•                       Coach and develop a high performing team

•                       Establish effective practices, tools and standards for communicating information to the rest of the Executive team regarding activities and progress

•                       Actively participate in sales and business development processes as necessary

•                       Constantly seek ways to improve the performance of the organization by increasing efficiency, lowering costs and improving quality

Your employment will also be subject to the following additional conditions:

•                       You must abide by Lyris’ rules, regulations, and practices (including but not limited to those concerning work schedules, vacation and sick leave) as they may from time to time be adopted or modified, herein and in the Lyris Employee Handbook.

•                       You must complete and execute the enclosed standard Lyris’ Proprietary Information and Inventions Agreement (“PIAA”).

•                       The information you have provided in connection with your application for employment must be complete and accurate, and the results of your reference checks (and where applicable, background check) must be acceptable to the Company.

The Company maintains an at-will employment relationship with all employees. This means that employment is terminable by you or the company, at any time for any reason, with or without cause.

This covers the main points of our employment offer to you. Kindly indicate your acceptance of our offer by signing one copy of this letter and returning it to Amanda Griffith in Human Resources via fax (408) 351-9199 (private fax) by January 20, 2011.

Best regards,

/s/ Wolfgang Maasberg
Wolfgang Maasberg
Chief Executive Officer

Accepted:	/s/ Philip Sakakihara	Date:	1/24/11
Philip Sakakihara

Phil Sakakihara

May 1, 2012

Dear Phil,

Please note the following amendments in your employment, effective as of date amendment is signed.

A Change in Control is defined as follows:

For purposes of this Agreement “Change in Control”  means (i) a sale, conveyance, exchange or transfer (excluding any venture-backed or similar investments in the Company needed to generate working capital) in which any person or entity, other than persons or entities who as of immediately prior to such sale, conveyance, exchange or transfer own securities in the Company, either directly or indirectly, becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty (50%) percent of the total voting power of all its then outstanding voting securities; (ii) a merger, consolidation or reorganization of the Company in which its voting securities immediately prior to the merger, consolidation or reorganization do not represent, or are not converted into securities that represent, a majority of the voting power of all the voting securities of the surviving entity immediately after the merger, consolidation or reorganization; (iii) a sale of substantially all of the assets of the Company or a liquidation or dissolution of the Company; (iv) any other transaction or series of related transactions occur which have substantially the same effect as the transactions specified in any of the preceding subsections (i)-(iii).All other terms remain unchanged.

All other employment terms remain unchanged.

Date:	5/1/2012	/s/ Deborah Eudaley-
Deborah Eudaley

Date:	5/1/2012	/s/ Phil Sakakihara
Phil Sakakihara